Exhibit 99.1

Magnachip Reports Results for Fourth Quarter and Full-Year 2024

-Announces Transition to Become Pure-Play Power Company; Explores All Strategic Options for Display Business -

Q4 Results Summary

•	Consolidated revenue of $63 million was above the mid-point of our guidance range of $59.0 to $64.0 million.

•	Standard Product business revenue was down 5.1% sequentially due primarily to seasonality.

•	Consolidated gross profit margin of 25.2% was above the high-end our guidance range of 21.5% to 23.5%.

•	Standard Product business gross profit margin was 26.6%, up 2.2 percentage points sequentially.

•	Repurchased approximately 0.7 million shares for aggregate purchase price of $2.9 million during the quarter and ended Q4 with cash of $138.6 million.

2024 Highlights

•

Excluding Transitional Foundry Services, Standard Products business revenue increased 13% year-over-year, with MSS up 22.5% and PAS up 10.2%. Both of these business line growth rates were in line with original guidance for double-digit growth provided at the beginning of 2024.

•	PAS revenue growth was strongest in Communication, Computing and Consumer in calendar 2024. Automotive and Industrial declined only slightly, relatively outperforming the broader markets.

•	Power IC revenue increased more than 50% year-over-year.

SEOUL, South Korea, March 12, 2025—Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the fourth quarter and full-year 2024.

YJ Kim, Magnachip’s CEO, said, “Our Q4 revenue of $63 million was up 24% year-over-year, and gross profit margin of 25.2% was up 2.5 percentage points as compared to a year ago. For the year, Standard Products business revenue increased 13% year-over-year, in line with our guidance for double-digit growth that we provided at the beginning of 2024.”

YJ Kim added, “Our revenue and gross margin results represented a step in the right direction, but our utmost short-term goal is a return to profitability. To achieve this goal, Magnachip announced today its transition to become a pure-play Power company, and we also announced that we are exploring all strategic options for the Display business, which will be classified as discontinued operations when the Company reports Q1 results in May.”

YJ Kim commented, “By focusing on the Power business, Magnachip currently expects to achieve a quarterly Adjusted EBITDA* breakeven by the end of Q4 2025 from continuing operations, followed by positive adjusted operating income* in 2026, and positive adjusted free cash flow* in 2027. Each of these targets will act as milestones towards achieving a goal in 3 years to reach a $300 million annual revenue run-rate with a 30% gross profit margin target. We call this our 3-3-3 strategy.”

*	Non-GAAP measure. Please see footnote (2) under the table below, as well as the reconciliation tables of historical GAAP results to non-GAAP results included at the end of this press release.

Q4 and 2024 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q4 2024	Q3 2024	Q/Q change		Q4 2023	Y/Y change
Consolidated Revenues	63,039	66,460	down	5.1%	50,822	up	24.0%
Standard Products Business	60,744	64,020	down	5.1%	41,182	up	47.5%
Mixed-Signal Solutions	17,289	16,446	up	5.1%	8,558	up	102.0%
Power Analog Solutions	43,455	47,574	down	8.7%	32,624	up	33.2%
Transitional Fab 3 foundry services(1)	2,295	2,440	down	5.9%	9,640	down	76.2%

	In thousands of U.S. dollars, except share data
	GAAP
	Q4 2024	Q3 2024	Q/Q change			Q4 2023	Y/Y change
Consolidated Gross Profit Margin	25.2%	23.3%	up	1.9	%pts	22.7%	up	2.5	%pts
Standard Products Business	26.6%	24.4%	up	2.2	%pts	22.9%	up	3.7	%pts
Mixed-Signal Solutions	41.8%	38.7%	up	3.1	%pts	41.3%	up	0.5	%pts
Power Analog Solutions	20.5%	19.4%	up	1.1	%pts	18.1%	up	2.4	%pts
Operating Loss	(15,745)	(11,003)	down	n/a		(15,935)	up	n/a
Net Loss	(16,277)	(9,617)	down	n/a		(6,040)	down	n/a
Basic Loss per Common Share	(0.44)	(0.26)	down	n/a		(0.16)	down	n/a
Diluted Loss per Common Share	(0.44)	(0.26)	down	n/a		(0.16)	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q4 2024	Q3 2024	Q/Q change		Q4 2023	Y/Y change
Adjusted Operating Loss	(6,970)	(9,026)	up	n/a	(14,095)	up	n/a
Adjusted EBITDA	(2,635)	(4,949)	up	n/a	(9,972)	up	n/a
Adjusted Net Income (Loss)	2,637	(12,797)	up	n/a	(8,044)	up	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	0.07	(0.34)	up	n/a	(0.21)	up	n/a

	In thousands of U.S dollars, except share data
	GAAP
	2024	2023	Y/Y Change
Consolidated Revenues	231,737	230,051	up	0.7%
Standard Products Business	221,140	195,690	up	13.0%
Mixed-Signal Solutions	54,336	44,366	up	22.5%
Power Analog Solutions	166,804	151,324	up	10.2%
Transitional Fab 3 foundry services(1)	10,597	34,361	down	69.2%
Consolidated Gross Profit Margin	22.4%	22.4%	down	0.0	%pts
Standard Products Business	24.0%	26.5%	down	2.5	%pts
Mixed-Signal Solutions	39.8%	33.7%	up	6.1	%pts
Power Analog Solutions	18.9%	24.4%	down	5.5	%pts
Operating Loss	(53,031)	(57,644)	up	n/a
Net Loss	(54,308)	(36,622)	down	n/a
Basic Loss per Common Share	(1.44)	(0.89)	down	n/a
Diluted Loss per Common Share	(1.44)	(0.89)	down	n/a

	In thousands of U.S dollars, except share data
	Non-GAAP(2)
	2024	2023	Y/Y Change
Adjusted Operating Loss	(40,163)	(41,170)	up	n/a
Adjusted EBITDA	(23,594)	(24,174)	up	n/a
Adjusted Net Loss	(29,178)	(22,474)	down	n/a
Adjusted Loss per Common Share—Diluted	(0.77)	(0.55)	down	n/a

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we have wound down these foundry services and begun to convert portions of the idle capacity to PAS products during the second half of 2024. Because these foundry services during the wind-down period have still been provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we continued to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down is completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products MSS and PAS businesses.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of historical GAAP results to non-GAAP results is included in this press release. We define adjusted free cash flow as net cash provided by operating activities, adjusted for net foreign currency transaction gain or loss less capital expenditures.

Q1 and Full-year 2025 Financial Guidance

Beginning Q1 2025, the Company will become a pure-play Power company, with the display business classified as discontinued operations and reported separately from continuing operations, which will include PAS and Power IC business lines. While actual results may vary, Magnachip currently expects the following:

For Q1 2025:

•

Consolidated revenue from continuing operations (which includes Power discrete and Power IC businesses, and excludes our former Display business) to be in the range of $42 to $47 million, down 8.9% sequentially due primarily to seasonality, but up 11.5% year-over-year at the mid-point. This compares with equivalent revenue of $48.9 million in Q4 2024 and $39.9 million in Q1 2024.

•

Consolidated gross profit margin from continuing operations to be in the range of 18.5% to 20.5%, due to the seasonal sequential decline in revenue and the wind down of Transitional Foundry Services impacting fab utilization. This compares with equivalent gross profit margin of 23.2% in Q4 2024 and 17.6% in Q1 2024.

For the full-year 2025, which will set the stage to become a pure-play Power company, we currently expect:

•	Consolidated revenue from continuing operations to grow mid-to-high single digit year-over-year as compared with equivalent revenue of $185.8 million in 2024.

•

Consolidated gross profit margin from continuing operations between 19.5% to 21.5%, reflecting the fact that we have completed the wind down of Transitional Foundry Services and new generation power products will just begin production in the second half 2025. The equivalent gross profit margin was 21.5% in 2024.

Q4 2024 Earnings Conference Call

Magnachip will host a corresponding conference call at 8:30 a.m. ET on Wednesday, March 12, 2025, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BIa6cd0a845f2f49d6b9ae30f6b3ef47d2

Sell-Side Analyst Briefing and Webcast

Following the conference call, Magnachip will hold an in-person briefing for sell-side analysts in New York City at 10:15 a.m. ET on Wednesday, March 12, 2025. The session will be led by Chief Executive Officer YJ Kim, with Chief Financial Officer Shinyoung Park and other members of management also in attendance. The in person briefing is open to all sell-side analysts and will be webcast live. For further details, please contact steven@blueshirtgroup.co.

To join the Analyst Briefing webcast, all participants must use the following link to complete the online registration process in advance. Upon registering, each participant will receive access details, including the dial-in numbers, a PIN number, and an email with detailed instructions to join the call.

Online registration: https://register.vevent.com/register/BIa603d2c4ff554592b500a20e6e1500d7

Safe Harbor for Forward-Looking Statements

Information in this presentation regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included or incorporated by reference in this presentation, including expectations about estimated historical or future operating results and financial performance, outlook and business plans, including first quarter and full year 2025 revenue and gross profit margin expectations and longer term annualized revenue and gross profit margin targets, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S. and China on Magnachip’s first quarter and full year 2025 revenue and future operating results, and the timing and extent of future revenue contributions by our products and businesses, are based upon information available to Magnachip as of the date of this presentation and the accompanying press release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the geopolitical conflicts between Russia-Ukraine and between Israel-Hamas, sustained military action and conflict in the Red Sea, and trade tensions between the U.S., China and other countries, including the impact of tariff actions; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 8, 2024, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communication, Internet of Things (“IoT”), consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a portfolio of approximately 1,000 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues:
Net sales—standard products business	$60,744	$64,020	$41,182	$221,140	$195,690
Net sales—transitional Fab 3 foundry services	2,295	2,440	9,640	10,597	34,361

Total revenues	63,039	66,460	50,822	231,737	230,051
Cost of sales:
Cost of sales—standard products business	44,607	48,400	31,754	168,008	143,762
Cost of sales—transitional Fab 3 foundry services	2,547	2,599	7,541	11,814	34,649

Total cost of sales	47,154	50,999	39,295	179,822	178,411

Gross profit	15,885	15,461	11,527	51,915	51,640
Gross profit as a percentage of standard products business net sales	26.6%	24.4%	22.9%	24.0%	26.5%
Gross profit as a percentage of total revenues	25.2%	23.3%	22.7%	22.4%	22.4%
Operating expenses:
Selling, general and administrative expenses	12,009	12,091	12,079	47,098	48,470
Research and development expenses	12,967	14,373	15,383	51,194	51,563
Impairment and other charges	6,654	—	—	6,654	802
Early termination charges	—	—	—	—	8,449

Total operating expenses	31,630	26,464	27,462	104,946	109,284

Operating loss	(15,745)	(11,003)	(15,935)	(53,031)	(57,644)
Interest income	2,279	2,051	2,519	8,771	10,435
Interest expense	(603)	(574)	(183)	(1,969)	(828)
Foreign currency gain (loss), net	(13,407)	5,066	5,241	(16,899)	465
Other income (loss), net	364	(31)	(42)	485	13

Loss before income tax expense (benefit)	(27,112)	(4,491)	(8,400)	(62,643)	(47,559)
Income tax expense (benefit), net	(10,835)	5,126	(2,360)	(8,335)	(10,937)

Net loss	$(16,277)	$(9,617)	$(6,040)	$(54,308)	$(36,622)

Basic loss per common share—	$(0.44)	$(0.26)	$(0.16)	$(1.44)	$(0.89)
Diluted loss per common share—	$(0.44)	$(0.26)	$(0.16)	$(1.44)	$(0.89)
Weighted average number of shares—
Basic	36,921,300	37,468,849	38,834,451	37,774,280	41,013,069
Diluted	36,921,300	37,468,849	38,834,451	37,774,280	41,013,069

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$138,610	$158,092
Accounts receivable, net	28,402	32,641
Inventories, net	30,535	32,733
Other receivables	4,444	4,295
Prepaid expenses	10,379	7,390
Hedge collateral	2,080	1,000
Other current assets	4,779	9,283

Total current assets	219,229	245,434
Property, plant and equipment, net	81,463	100,122
Operating lease right-of-use assets	3,107	4,639
Intangible assets, net	507	1,537
Long-term prepaid expenses	165	5,736
Deferred income taxes	52,889	50,836
Other non-current assets	21,956	12,187

Total assets	$379,316	$420,491

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,642	$24,443
Other accounts payable	10,764	5,292
Accrued expenses	8,648	10,457
Accrued income taxes	56	1,496
Operating lease liabilities	1,393	1,914
Other current liabilities	3,765	3,286

Total current liabilities	46,268	46,888

Long-term borrowing	27,211	—
Accrued severance benefits, net	17,094	16,020
Non-current operating lease liabilities	1,823	2,897
Other non-current liabilities	10,123	10,088

Total liabilities	102,519	75,893

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,498,507 shares issued and 36,912,118 outstanding at December 31, 2024 and 56,971,394 shares issued and 38,852,742 outstanding at December 31, 2023	574	569
Additional paid-in capital	279,423	273,256
Retained earnings	244,576	298,884
Treasury stock, 20,586,389 shares at December 31, 2024 and 18,118,652 shares at December 31, 2023, respectively	(225,883)	(213,454)
Accumulated other comprehensive loss	(21,893)	(14,657)

Total stockholders’ equity	276,797	344,598

Total liabilities and stockholders’ equity	$379,316	$420,491

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2024	December 31, 2024	December 31, 2023
Cash flows from operating activities
Net loss	$(16,277)	$(54,308)	$(36,622)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,990	16,161	16,684
Provision for severance benefits	3,468	8,020	5,333
Loss on foreign currency, net	26,711	32,851	3,373
Provision (reversal) for inventory reserves	1,086	(529)	3,885
Stock-based compensation	2,121	6,214	7,223
Impairment charges	4,637	4,637	—
Deferred income tax assets	(10,145)	(7,034)	(13,405)
Other, net	247	799	757
Changes in operating assets and liabilities
Accounts receivable, net	(841)	2,719	1,909
Inventories	782	(1,583)	2,370
Other receivables	915	(115)	3,847
Prepaid expenses	3,232	8,877	8,808
Other current assets	598	1,753	8,048
Accounts payable	(2,590)	(1,971)	7,152
Other accounts payable	(3,963)	(14,160)	(8,934)
Accrued expenses	732	(607)	493
Accrued income taxes	27	(1,432)	(1,569)
Other current liabilities	(921)	(1,161)	(24)
Other non-current liabilities	10	(335)	(238)
Payment of severance benefits	(518)	(2,407)	(6,982)
Others, net	(1,445)	(2,522)	(5,122)

Net cash provided by (used in) operating activities	11,856	(6,133)	(3,014)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	627	5,669
Payment of hedge collateral	(1,094)	(1,706)	(3,754)
Purchase of property, plant and equipment	(7,425)	(11,600)	(6,955)
Payment for intellectual property registration	(53)	(316)	(263)
Collection of guarantee deposits	2,382	3,535	4,984
Payment of guarantee deposits	(85)	(2,175)	(7,338)
Collection of short-term financial instruments	30,000	30,000	—
Purchase of short-term financial instruments	—	(30,000)	—
Others, net	—	(37)	—

Net cash provided by (used in) investing activities	23,725	(11,672)	(7,657)
Cash flows from financing activities
Proceeds from long-term borrowing	—	30,059	—
Proceeds from exercise of stock options	—	—	27
Acquisition of treasury stock	(3,384)	(12,891)	(51,782)
Repayment of financing related to water treatment facility arrangement	(115)	(472)	(493)
Repayment of principal portion of finance lease liabilities	(35)	(139)	(91)

Net cash provided by (used in) financing activities	(3,534)	16,557	(52,339)
Effect of exchange rates on cash and cash equivalents	(14,532)	(18,234)	(4,375)

Net increase (decrease) in cash and cash equivalents	17,515	(19,482)	(67,385)
Cash and cash equivalents
Beginning of the period	121,095	158,092	225,477

End of the period	$138,610	$138,610	$158,092

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING LOSS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating loss	$(15,745)	$(11,003)	$(15,935)	$(53,031)	$(57,644)
Adjustments:
Equity-based compensation expense	2,121	1,977	1,840	6,214	7,223
Impairment and other charges	6,654	—	—	6,654	802
Early termination charges	—	—	—	—	8,449
Adjusted Operating Loss	$(6,970)	$(9,026)	$(14,095)	$(40,163)	$(41,170)

We present Adjusted Operating Loss as a supplemental measure of our performance. We define Adjusted Operating Loss for the periods indicated as operating loss adjusted to exclude (i) Equity-based compensation expense, (ii) Impairment and other charges and (iii) Early termination charges.

For the year ended December 31, 2024, we recorded in our consolidated statement of operations $4,637 thousand of impairment loss primarily related to the tangible assets associated with our Display business. During the same period, we also recorded $2,017 thousand of one-time cumulative financial impact in connection with certain employee benefits.

For the year ended December 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. During the same period, we also recorded $802 thousand of one-time employee incentives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss	$(16,277)	$(9,617)	$(6,040)	$(54,308)	$(36,622)
Adjustments:
Interest income	(2,279)	(2,051)	(2,519)	(8,771)	(10,435)
Interest expense	603	574	183	1,969	828
Income tax expense (benefit), net	(10,835)	5,126	(2,360)	(8,335)	(10,937)
Depreciation and amortization	3,990	4,056	4,101	16,161	16,684

EBITDA	(24,798)	(1,912)	(6,635)	(53,284)	(40,482)
Equity-based compensation expense	2,121	1,977	1,840	6,214	7,223
Foreign currency loss (gain), net	13,407	(5,066)	(5,241)	16,899	(465)
Derivative valuation loss (gain), net	(19)	52	64	(77)	299
Impairment and other charges	6,654	—	—	6,654	802
Early termination charges	—	—	—	—	8,449

Adjusted EBITDA	$(2,635)	$(4,949)	$(9,972)	$(23,594)	$(24,174)

Net loss	$(16,277)	$(9,617)	$(6,040)	$(54,308)	$(36,622)
Adjustments:
Equity-based compensation expense	2,121	1,977	1,840	6,214	7,223
Foreign currency loss (gain), net	13,407	(5,066)	(5,241)	16,899	(465)
Derivative valuation loss (gain), net	(19)	52	64	(77)	299
Impairment and other charges	6,654	—	—	6,654	802
Early termination charges	—	—	—	—	8,449
Income tax effect on non-GAAP adjustments	(3,249)	(143)	1,333	(4,560)	(2,160)

Adjusted Net Income (Loss)	$2,637	$(12,797)	$(8,044)	$(29,178)	$(22,474)

Adjusted Net Income (Loss) per common share—
- Basic	$0.07	$(0.34)	$(0.21)	$(0.77)	$(0.55)
- Diluted	$0.07	$(0.34)	$(0.21)	$(0.77)	$(0.55)
Weighted average number of shares—basic	36,921,300	37,468,849	38,834,451	37,774,280	41,013,069
Weighted average number of shares—diluted	37,738,210	37,468,849	38,834,451	37,774,280	41,013,069

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Impairment and other charges and (v) Early termination charges. EBITDA for the periods indicated is defined as net loss before interest income, interest expense, income tax expense (benefit), net and depreciation and amortization.

We prepare Adjusted Net Income (Loss) by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net loss, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Impairment and other charges, (v) Early termination charges and (vi) Income tax effect on non-GAAP adjustments.

For the year ended December 31, 2024, we recorded in our consolidated statement of operations $4,637 thousand of impairment loss primarily related to the tangible assets associated with our Display business. During the same period, we also recorded $2,017 thousand of one-time cumulative financial impact in connection with certain employee benefits.

For the year ended December 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023. During the same period, we also recorded $802 thousand of one-time employee incentives.